AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 2019

REGISTRATION NO. 333-230290

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Riot Blockchain, Inc.
(Exact name of registrant as specified in its charter)

Nevada	84-1553387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

202 6th Street, Suite 401
Castle Rock, CO 80104
303-794-2000
 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jeffrey G. McGonegal
202 6th Street, Suite 401
Castle Rock, CO 80104
303-794-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
William R. Jackman, Esq. Rogers Towers, P.A. 1301 Riverplace Blvd., Suite 1500 Jacksonville, Florida 32207 Phone: 904-398-3911 Fax: 904-396-0663	Benjamin W. Kennedy, Esq. Dickinson Wright PLLC 100 West Liberty Street, Suite 940 Reno, Nevada 89501 Phone: 775-343-7504 Fax: 844-670-6009

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]	Accelerated filer [X]	Non-accelerated filer [_]	Smaller reporting company [X]	Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  [_]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)		Proposed maximum offering price per unit	Proposed maximum aggregate offering price(4)	Amount of registration fee(5)
Common stock, no par value	4,810,504	(6)	$5.17	$24,870,305.68	$3,015.00

Total				$24,870,297.68	$3,015,00
(1)
This estimated amount, as determined solely for the calculation of the registration fee, includes: (i) 150,000 shares of the Company's common stock issued to the selling stockholders as an inducement to enter into the financing agreements; (ii) 2,752,360 shares of the Company's common stock, the maximum amount issuable upon the conversion of the Notes pursuant to the Nasdaq 19.99% cap on the issuance of securities in a private placement; and (iii) the resale of 1,908,144 shares of the Company's common stock issuable upon the exercise of Warrants.

(2)
There is also being registered hereunder an indeterminate number of additional shares of common stock as shall be issuable pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act") to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) and 457(c) of the Securities Act based on the high-low average price of shares of the Registrant's common stock on the NASDAQ Capital Market as of April 18, 2019, which date is within five (5) business days prior to filing this registration statement.

(4)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act for the resale of the shares of the Company's common stock issuable upon the exercise of the Warrants and for the calculation of the registration fee in accordance with Rule 457(c) of the Securities Act based upon the per share average of high and low prices of the registrant's common stock on the NASDAQ Capital Market on April 18, 2019 for the resale of the shares of the Company's common stock issuable upon the conversion of the Notes.

(5)	As calculated pursuant to Rules 457(c) and 457(g) of the Securities Act; $1,300.00 of which registration fee was previously paid with the original filing.

(6)	Includes shares of the Company's common stock issuable for accrued interest under the terms of the Notes, computed to the maturity date.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to completion, dated April 23, 2019)

PROSPECTUS

RIOT BLOCKCHAIN, INC.

4,810,504 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time of up to 4,810,504 shares of Riot Blockchain, Inc. ("Riot," the "Registrant," or the "Company") common stock, no par value per share, by the selling stockholders identified in this prospectus. Of these shares, 150,000 were issued as restricted shares of our common stock as additional inducement (the "Inducement Shares") to the selling stockholders to enter into the financing transactions underlying this registration statement.  The remaining shares to be registered consists of up to 2,752,360 shares (the "Conversion Shares") issuable upon the conversion of the Senior Secured Promissory Notes held by the selling stockholders (the "Notes") and 1,908,144 shares (the "Warrant Shares") issuable upon the exercise of Warrants (the "Warrants") by the selling stockholders. The Warrants and the Notes were issued pursuant to a series of Securities Purchase Agreements by and among the Company and the selling stockholders dated January 28, 2019.

The Company is not selling any shares of its common stock and will not receive any proceeds from the resale by the selling stockholders of the Inducement Shares, the Conversion Shares, and the Warrant Shares. While we have an effective registration statement covering the Warrant Shares, upon the exercise of the Warrants for the purchase of up to 1,908,144 shares of our common stock by payment of cash, however, we will receive the exercise price of the Warrants, which is $1.94 per share.

This prospectus provides you with a general description of the securities so offered, which is not meant to be a complete description of each of the securities. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the resale of the shares.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors in interest, may offer their shares of our Common Stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled "Plan of Distribution" beginning on page 14 hereof. For information regarding the selling stockholder, see the section entitled "selling stockholders" beginning on page 12 hereof.

This prospectus provides you with a general description of the securities offered for sale, which is not meant to be a complete description of each of the securities. Each time our securities are offered and sold by the selling stockholders, we may provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered hereunder.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol "RIOT." On April 22, 2019, the last reported sales price for our common stock was $5.52 per share.  Any prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $81,288,000 based on 14,762,809 shares of common stock outstanding, of which 14,726,108 shares were held by non-affiliates, and a last reported sale price on the NASDAQ Capital Market of $5.52 per share on April 22, 2019. Other than the shares issuable upon the conversion of the Notes and the exercise of the Warrants, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should carefully review these Risk Factors prior to investing in our securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________ , 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process for the resale by the selling stockholders identified in this prospectus of: (i) 150,000 restricted shares of our common stock issued to the selling stockholders as an inducement to enter into the financing agreements; (ii) up to 2,752,360 shares of our common stock issuable to the selling stockholders upon the conversion of the Notes; and (iii) 1,908,144 shares of our common stock issuable to the selling stockholders upon the exercise of Warrants for the purchase of shares of our common stock, all of which are held in reserve pursuant to the Registration Rights Agreements by and among the selling stockholders and the Company. Under this "shelf" registration process, the selling stockholders may, from time to time, in one or more offerings, sell the shares of our common stock issuable upon the conversion of the Notes or exercise of the Warrants.

Each time any of the selling stockholders sell any of the shares offered hereby, we may provide a prospectus supplement containing specific information about the terms of that offering of such shares if required under Rule 424 of the Securities Act. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. A prospectus supplement which contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to the securities offered under this registration statement. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information contained in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under "Where You Can Find More Information" on page 16 of this prospectus before buying any securities in this offering.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by us or on our behalf or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the applicable document. You should also not assume that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated by reference in this prospectus contain summaries of provisions of certain other documents, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information” on page 16 of this prospectus.

You should only rely on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus. We have not authorized anyone to provide you with information different from what is contained or incorporated by reference into this prospectus, applicable prospectus supplement or any related free writing prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, applicable prospectus supplement or any related free writing prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, applicable prospectus supplement or any related free writing prospectus. You should assume that the information contained in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference therein is accurate only as of the date on its face, regardless of the time of delivery of this prospectus, any prospectus supplement, any related free writing prospectus or any sale of a security under this registration statement. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a component.

In this prospectus, “Riot Blockchain,” “Riot ,” “the Company,” “we,” “us,” and “our” refer to Riot Blockchain, Inc. (f/k/a: Bioptix, Inc.), a Nevada corporation, unless the context otherwise requires.

ABOUT RIOT BLOCKCHAIN

Company Background

The Company was incorporated on July 24, 2000 in the State of Colorado under the name AspenBio, Inc., which was subsequently changed to AspenBio Pharma, Inc. In December 2012, we changed our name to Venaxis, Inc. and in 2016, in connection with our acquisition of BiOptix Diagnostics, Inc., we changed our name to Bioptix, Inc. and as of October 19, 2017 we changed our name to Riot Blockchain, Inc., to reflect our new focus on our blockchain business. That operational focus and the Company’s recently completed acquisitions of Kairos Global Technologies, Inc. (“Kairos”) and 1172767 B.C. Ltd., formerly known as Tess Inc., and its investment in goNumerical Ltd., (d/b/a “Coinsquare”), as well as the Company’s new name, reflects a strategic decision by the Company to operate in the blockchain and digital currency related business sector. As of the date of this filing the Company's ownership of 1172767 B. C. has been reduced below 10%.  On March 26, 2018, the Company also acquired 92.5% of Logical Brokerage Corp. (“Logical Brokerage”). Logical Brokerage is a futures introducing broker headquartered in Miami, Florida registered with the Commodity Futures Trading Commission, and a member of the National Futures Association.

In September 2017, we changed our state of incorporation to Nevada from Colorado. Our principal executive offices are located at 202 6th Street, Suite 401, Castle Rock, CO 80104 and our telephone number is (303) 794-2000. Our website address is www.riotblockchain.com. The information contained on, or accessible through, our website is not part of this prospectus.

Management Changes

The Company experienced significant changes to its management and board of directors in 2018 and 2019, including: (i) the resignation of its chief executive officer and chairman of the board of directors, John O'Rourke on September 8, 2018, (ii) the subsequent appointment of Christopher Ensey as the Company's Interim Chief Executive Officer, (iii) the appointment of Remo Mancini as chairman of the board of directors, who had previously served as a member of the board of directors beginning on his appointment in February 2018; (iv) Mr. Andrew Kaplan resigned as an independent member of the board of directors effective as of October 22, 2018; (v) Mr. Benjamin Yi was appointed to serve as an independent member of the board of directors effective as of October 23, 2018; (vi) the termination of Mr. Ensey as Interim Chief Executive Officer effective February 5, 2019; and (vii) the appointment of Mr. Jeffrey G. McGonegal as Chief Executive Officer of the Company effective February 6, 2019.

These changes to the management and the board of directors of the Company during 2018 and 2019 have been made according to the needs and strategic vision of the Company.  Management and the board of directors believe these changes will enable the Company to achieve its short- and long-term goals of (1) improving the operational effectiveness of its mining operations, (2) developing its RiotX exchange, (3) raising additional capital, and (4) improving the efficiency and cost-effectiveness of its operations and management over the medium and long terms.

Digital Currency Mining Operations

Overview of Mining Operations

The primary focus of the Company is our digital currency mining operations.  Digital currencies are digital or virtual currencies used as a medium of exchange outside of the traditional state-backed fiat currencies. Digital or “crypto” currencies rely on complex cryptographically recorded data entries known as “blocks” on decentralized digital ledger system known as a blockchain.  Blocks are added to the blockchain chronologically and, once added, are unchangeable. Thus, digital currencies are seen as a secure means of storing and recording information regarding a transaction or set of transactions.  To incentivize the creation of blocks for the blockchain, digital currency tokens are awarded on a per block basis for block creation, a process which is known in the industry as mining.

The Company’s mining operations focus primarily on bitcoin mining.  Bitcoin mining entails solving complex mathematical problems using custom designed and programmed application-specific integrated circuit computers (referred to as miners). Bitcoin miners provide transaction verification services to a given blockchain by solving complex algorithms to encode additional blocks into the blockchain, which blocks serve as immutable records of transactions once added to the blockchain. When a miner is successful in adding a block to the blockchain, it is rewarded with a fixed number of bitcoin. Blocks are added to the blockchain on a first-to-finish basis, meaning that the first miner to solve an algorithm and verify a given transaction is the only miner to receive a bitcoin reward.  This first-to-finish environment has created a computing power “arms race” whereby miners are encouraged through competition to allocate ever-increasing computing power (known as “hash rate”) to solving algorithms.  The resulting energy costs are substantial, and, in light of the recent decline in the market price of bitcoin and other “benchmark” digital currencies such as bitcoin cash, litecoin, and ethereum, the profitability of mining operations has been reduced as competition increases to solve each block.  The Company’s digital currency mining operations operate at a maximum hash rate of 95 petahash per second.

In response to these factors, the Company has entered into mining pools, whereby multiple miners allocate their collective computing powers to solving a given algorithm thereby increasing the collective hash rate devoted to a given algorithm. By pooling their efforts, miners in a pool are more likely to verify a given transaction and add a block to the Blockchain than miners acting individually.  Pool miners are awarded a fractional reward based on the hash rate each contributed to the pool on a given transaction, regardless of whether the individual miner actually solved the applicable algorithm.  Miners are allocated a share of every reward obtained by the pool, and thus the risk of not solving the algorithm first is reduced.  The Company participates in pools on an at-will basis, and is under no obligation to remain in a given pool and may terminate its engagement with a given pool at any time.  Presently, management believes participating in mining pools is the most efficient means of mining digital currencies, but is under no obligation, nor does it provide any assurance that it will continue to do so in the future.

Oklahoma City Mining Facility

Beginning in February of 2018, we relocated our mining operations to our Oklahoma City facility, which is leased by our subsidiary, Kairos. As of the date of this prospectus, we moved all of our 8,000 digital currency “miners,” which includes 7,500 model S9 and 500 model L3+ miners to our Oklahoma City facility.  These miners have been installed and operational since being deployed in June of 2018. Kairos leased the Oklahoma City facility from 7725 Reno #1, L.L.C.  (“7725 Reno”) by a lease agreement dated February 27, 2018, as amended on March 26, 2018 (the “Lease”). Effective as of November 29, 2018, Kairos amended the Lease with 7725 Reno by: (i) extending the initial term of the Lease through August 15, 2019; (ii) effective as of December 1, 2018, changing the monthly rent for the Lease as follows: (a) $235,000 for December of 2018, (b) $230,000 for January of 2019, and (c) $190,000 per month thereafter for the duration of the Lease, including any renewals; (iii) reducing the monthly electricity usage charges due under the Lease; (iv) providing that Kairos will reimburse 7725 Reno for up to $14,000 of the costs of installing electricity metering devices in the facility; and (v) Kairos will have the option to renew the Lease for up to two (2) three (3) month periods after the expiration of the initial term of the Lease. Under the initial terms of the Lease, the Company was required to pay for 12 megawatts of power per month, regardless of the actual power consumption by its miners.  Before upgrades were made to the software of our miners which made our mining activities much more energy efficient, this fixed cost arrangement was beneficial to the Company, as the Company had access to the allotted 12 megawatts of power each month during a time of peak demand for electric power.  When the original lease was entered into, computing power, and therefore electricity, was in high demand among competitors in the bitcoin mining marketplace, and management believed that securing access to 12 megawatts of electric power per month at a fixed price was a sound business decision given those conditions. Subsequent changes to the software of our miners and facility improvements have made the miners far more energy-efficient and therefore this fixed cost arrangement had become cost-inefficient, as the Company used less than the allotted 12 megawatts of power per month. Accordingly, for these reasons and other economic factors, the Company renegotiated the Lease.

The changes to the Lease will not impact the number of miners deployed at the facility.  The Company’s monthly electricity usage costs are now variable, rather than fixed under the Lease, and are assessed at a lower rate per kilowatt/hour for the electricity used.  The reduction in the base rent was the product of negotiations between the Company and 7725 Reno and reflects changes to the economics of the Lease, rather than any change in the leased space or the number of deployed miners.  These changes to the Lease will allow the Company to be more responsive to changes in the profitability of its digital currency mining operations.

The Company can, under the amended Lease, decide to reduce or temporarily switch off, any number of its miners in the facility and therefore reduce its variable electricity costs for that period. Whereas under the original lease agreement, the Company would have still incurred the same electricity cost, regardless of actual electricity use. These changes allow the Company to monitor its monthly costs by optimizing its mining performance by operating its miners at less than full capacity during times of peak electricity rates.

Miners generate a substantial amount of heat when operating, which heat must be dissipated to avoid damaging the miners’ circuitry.  Heat dissipation requires significant electrical power. As the hash rate produced from operation of the miners is increased, so too is the electricity used both in operation and from heat dissipation. Accordingly, the electricity cost incurred in operation of the miners increases exponentially as the hash rate produced is increased. This increased electricity usage comes at substantial cost to the Company, and, accordingly, when the conversion spot price of bitcoin declines, the profitability of operating the mine at peak capacity declines.  In addition to the need to dissipate the heat generated from the operation of the miners, environmental heat must also be dissipated. Under the original lease agreement, the Company incurred the same electricity cost regardless of electricity used, so it was negatively incentivized to reduce or halt its mining activities in response to dips in the conversion spot price of bitcoin. Under the amended Lease, however, the Company can reduce or even halt the operation of its miners temporarily in response to changing market conditions and see a corresponding reduction of its electricity costs for its facility. Furthermore, the Company expends electricity in dissipating environmental heat affecting its miners. As the environmental heat increases, so does the amount of electricity required to dissipate that heat. In times of extreme heat, the cost of dissipating the heat from operation of the miners can be substantial. Accordingly, running the Company’s miners at peak capacity during times of high heat is more expensive for the Company.  Because the amended lease does not have a fixed power cost built in, the Company can reduce, increase, or even shut off the mining power devoted to the miners when environmental factors or market forces contract the net revenue generated from the Company’s mining activities, without incurring the high fixed power cost required under the original Lease .  This variability in the Company’s power costs resulting from the operation of its mining facility makes the Company’s mining activities more responsive to variables affecting the cost of digital currency mining, therefore bringing more of the Company’s variable expenses under the Lease within management’s control.

Development of a U.S.-based Digital Currency Exchange

Overview of the RiotX Exchange

In addition to those business developments previously reported by the Company in its annual report on Form 10-K, quarterly reports on Form 10-Q, and periodic reports on Form 8-K, the Company has continued its exploration of the development of a U.S.-based digital currency exchange.  The Company has been investigating and pursuing the regulatory pathway for the launch of a digital currency exchange in the United States since the beginning of 2018. The Company’s planned digital currency exchange under the name “RiotX” is being developed by and is contemplated to be operated through the Company’s subsidiary, RiotX Holdings, Inc. (“RiotX Holdings”). The Company believes its development of RiotX could provide a hedge against fluctuations in the price of bitcoin and other digital currencies by providing for the ready exchange of digital currencies similar to how a fiat currency exchange operates. The Company believes that, by providing a stable and secure platform for the exchange of digital currencies, it will attract significant trading volume, thereby providing the Company with consistent revenue per trade, independent of the price of any one digital currency. The Company intends to launch RiotX for the exchange of bitcoin, bitcoin cash, litecoin, and ethereum (the “Exchanged Currencies”), both for other of the Exchanged Currencies and for U.S. Dollars. The Company has selected the Exchanged Currencies for exchange on RiotX based on internal and external reviews, and will only include those currencies for which it has full regulatory and legal authorization to include.

The Company views its RiotX exchange as being comprised of three core services: (i) Banking Services; (ii) a Trading Engine; and (iii) Digital Wallet Services. The Company intends to provide each of these services by engaging experienced third party vendors in the industry through software-as-a-service agreements, which will be reviewed on a case-by-case basis by the Company’s management, along with external advisors and legal counsel, and will ultimately be subject to review by the Company’s board of directors.  The Company plans to only contract with companies that have established track records as industry leaders, which comply with federal, state and local laws, and, if required are in compliance with U.S. securities law to provide such services.  The Company assesses each vendor using a risk management process that evaluates key risk factors related to their performance and their potential impact on the Company, including, without limitation, its capital structure, financial condition and liquidity.  The Company has engaged external advisors and legal counsel to review contracts and conduct due diligence related to financial stability and performance, and cybersecurity procedures.  Additionally, the Company assesses each vendor as they relate to its regulatory compliance framework needs such as reporting, fraud monitoring, “know your customer,” anti-money laundering, and data privacy standards to ensure compliance with applicable rules, regulations, and industry best practices.

Agreements with Third Party Vendors

As the Company continues to explore and develop its planned U.S.-based digital currency exchange, it will continue to develop relationships with third party vendors to support the RiotX exchange. As of the date of this prospectus, the Company has entered into several such relationships with third parties to provide RiotX with these core services.

(i) Banking Services

As previously reported in the Company’s Current Report on Form 8-K filed on October 29, 2018, as amended, the Company’s subsidiary, Logical Brokerage, entered into a material definitive agreement with Synapse Financial Technologies, Inc. (“SynapseFi”), and its partner, Evolve Bancorp, Inc., through its subsidiary, Evolve Bank & Trust (collectively, “Evolve”), to provide RiotX with banking services and transactional support (the “SynapseFi Agreement”). SynapseFi’s proprietary software technologies will provide the RiotX exchange with secure banking services to enable RiotX users to efficiently and securely create accounts to hold, transfer, and deliver Exchanged Currencies, allowing RiotX users to make deposits and take withdrawals of fiat currencies into and from their RiotX user accounts.  SynapseFi is an industry leader in the provision of Application Program Interfaces (“API”) to the financial services industry. SynapseFi’s APIs provide a secure and stable means of communication between users and financial institutions, while providing security and compliance assurances to financial institutions. Under the terms of the SynapseFi Agreement, SynapseFi will engage Evolve, or any successor financial institution designated by SynapseFi, to provide banking services directly to RiotX and its end users. SynapseFi’s API will allow RiotX to easily communicate user requests to Evolve, while assisting Evolve with managing the risks and compliance concerns associated with the exchange of digital currencies. Pursuant to the terms of the SynapseFi Agreement, the Company has agreed to permit SynapseFi to conduct periodic security, compliance and risk reviews, and audits of RiotX on behalf of Evolve as a means of ensuring continued compliance. The SynapseFi Agreement is a significant milestone in the development of the planned RiotX exchange.

The SynpaseFi Agreement will enable RiotX users to gain access to accredited banking institutions, and it will provide the Company with assurances through its API of the identity and location of RiotX users.  The API provided by SynapseFi will enable the Company to track and identify its users in order to prevent fraud and improper use of its RiotX exchange.  As the Company has previously disclosed, regulatory compliance has been and continues to be a top priority for its development of RiotX, including complying with territorial restrictions on the exchange of digital currencies.  For example, SynapseFi's API will enable to Company to know where the user is when accessing RiotX, thereby enabling the Company to prevent a user from Montana, a state where the exchange of digital currencies is permitted, from traveling to neighboring Wyoming, where the exchange of digital currencies is not permitted, and using RiotX in the prohibited jurisdiction.

(ii) Trading Engine

On August 31st, 2018, the Company signed a Software Licensing and Subscription Services Agreement (the “Coinsquare Agreement”) with Coinsquare to provide the Company with a comprehensive digital currency exchange platform inclusive of a Trading Engine and Digital Wallet Services. Under the Coinsquare Agreement, Coinsquare would have been responsible for the day to day management, hosting, customer support and other operational services. In total, the Coinsquare Agreement constituted an initial cost for the first year in excess of $1,500,000 and an equity grant of 9.9% of the equity interest in RiotX Holdings, as well as an additional 450,000 shares of the Company’s common stock. The Coinsquare Agreement was terminated by mutual agreement of the Company and Coinsquare on September 17, 2018, as reported by the Company in its Current Report on Form 8-K filed on September 18, 2018.  Termination of the Coinsquare Agreement caused the Company to search for replacement third party service vendors to fulfil the roles which would have been performed by Coinsquare under the Coinsquare Agreement.

As reported in the Company’s press release disclosed in its Current Report on Form 8-K filed on November 28, 2018, RiotX Holdings, Inc. entered into a Master Services Agreement with Shift Markets, Ltd. (“Shift”) to provide the Company with a license to use Shift’s exchange trading platform on RiotX. After conducting a search and review of third party service vendors to provide RiotX with a Trading Engine, the Company selected Shift for RiotX. The agreement between RiotX Holdings and Shift (the “Shift Agreement”) provides the RiotX exchange with a license to use Shift’s proprietary Trading Engine, which allows for the efficient and effective exchange of the Exchanged Currencies for other of the Exchanged Currencies and for U.S. Dollars.

Shift will only replace the Trading Engine component of the services which were to be provided to RiotX by Coinsquare under the Coinsquare Agreement. As a result, the Company plans to take on the role of customer support, account management and operations internally and is seeking out a third party Digital Wallet Services provider. In order to accommodate this change, the Company has revised its operating budget for RiotX to include a reallocation of the costs for headcount and other internal investments that were previously supported by Coinsquare.

The Shift Agreement is for an initial term of 12 months, which may be renewed for a period of 6 months by the Company.  The Shift Agreement is payable in two separate amounts: an initial set up charge, and recurring monthly fees.  The recurring monthly charges will not accrue and become payable prior to (i) integration of Shift’s trading engine into the RiotX exchange is completed, and (ii) the RiotX exchange becomes operational and is launched by the Company. The Shift Agreement may be terminated at will by the Company, upon delivery of 60 days’ notice to Shift.  Termination of the Shift Agreement will terminate all performance obligations of Shift and the Company.

The selection and integration of a Trading Engine into the planned digital currency exchange represents a milestone in the development of RiotX. While Shift Markets will provide a necessary tool to the Company’s planned digital currency exchange, the Shift Agreement itself is financially immaterial to the Company, representing less than 5% of the Company’s operating budget for its planned RiotX exchange, its contract price is less than 10% of the contract price of the Coinsquare Agreement, and it does not include an equity grant.  Shift, while an effective service provider, is not so unique to the market for exchange platform technologies to be material to the Company’s strategic vision or success. Management believes the Shift Agreement will ultimately prove beneficial to the Company and its planned digital currency exchange, and that it represents an important milestone in the development timeline of its planned digital currency exchange.

(iii) Digital Wallet Services

The Company plans to integrate a third party service vendor’s Digital Wallet Services technology into the RiotX exchange which, along with Shift’s Trading Engine and SynapseFi’s Banking Services, will complete the development of RiotX. Digital Wallet Services will provide RiotX exchange users with secured digital means of storing digital currencies for exchange on RiotX.  Digital Wallet Services are a core component of the Company’s planned RiotX exchange, and will be integrated into RiotX by Shift as soon as a service vendor is selected and an agreement is finalized. Once the Company has consummated an agreement with an appropriate Digital Wallet Services provider, the Company will be in a position to start bringing its RiotX digital currency exchange online in those jurisdictions where it has obtained regulatory approval.

Project Timeline for RiotX

The Company anticipates launching its RiotX digital currency exchange by mid-2019, which plan is subject to change based on several factors as discussed in this prospectus. Once RiotX is online, the Company plans to offer services in a limited number of states in order to validate the performance of the system and debug any potential issues with the software. Throughout this time, the Company plans to increase staff levels to support additional users and refine its procedures for compliance, security and general support of RiotX. As the Company obtains the necessary regulatory approval in a given jurisdiction, the Company intends to bring RiotX online in that jurisdiction, with the ultimate goal of bringing RiotX online in all 50 states except Hawaii and Wyoming. The regulatory hurdles faced by the Company, and its progress in this regard, is discussed in greater detail under the section titled Regulatory Framework of RiotX¸ below.  Management believes this timeline is achievable, but, in light of difficulties in obtaining regulatory approval, reaching software-as-a-service agreements with third party vendors, and capital restrictions affecting the Company, this timeline may be delayed.

Reaching software-as-a-service agreements with third party vendors for the RiotX exchange has delayed the Company’s development of the RiotX exchange. Termination of the Coinsquare Agreement required the Company to replace Coinsquare with other providers that would fulfill various technology components (such as the Trade Matching Engine and Digital Wallet Service for RiotX), as well as customer support and management services, all of which were to be handled by Coinsquare staff under the original Coinsquare Agreement. In addition to allocating its own personnel and resources to handling the customer service and troubleshooting aspects of the RiotX exchange, which would have been handled by Coinsquare under the Coinsquare Agreement, the Company must integrate its strategic partnerships with third party vendors like Shift and SynapseFi into the RiotX exchange to provide the Company with the necessary services for the development and operation of RiotX.

The Coinsquare Agreement would have fulfilled many of the outstanding development milestones for the planned RiotX exchange, but after termination of the Coinsquare Agreement, the Company entered into the SynapseFi Agreement to provide RiotX with the necessary banking services.  Additionally, the Company entered into the Shift Agreement to provide RiotX with a license to use Shift’s exchange Trading Engine platform.  Finally, the Company is working towards contracting with a third party vendor to provide RiotX with Digital Wallet Services. With the Shift and SynapseFi agreements in place, once the Company has secured a digital wallet service provider, it will be in a position to deploy the RiotX exchange in all jurisdictions in which it has obtained regulatory approval.

The timeline to launch the RiotX exchange will depend on several factors including, but not limited to: performance of the Company and its ability to finance its deployment; the federal and state regulatory landscape; the ability of the Company to secure proper licensing in each state in which it intends to operate; the Company’s technology implementation schedule; and the Company’s ability to raise capital to continue funding the development of the RiotX exchange. Any delay in these factors, as well as additional unforeseen or unforeseeable factors, may result in the delay of the launch of the RiotX exchange platform.

Cost of Development and Operation of RiotX

Prior to the anticipated launch by mid-2019, the Company estimates the initial development costs of launching the RiotX exchange inclusive of software development, license applications, legal fees, and general overhead should not exceed $250,000.  This estimate is based on current projections, and is subject to change as factors such as protracted legal costs affect the cost profile of the development of the RiotX exchange. Once operational, the RiotX exchange budget for 2019, inclusive of the contract costs of the Shift and SynapseFi agreements, as well as the to-be-determined Digital Wallet Services provider agreement, employee, utility, regulatory, and legal costs, is not anticipated to exceed $2,000,000 per year.  Factors such as rapid growth, changes in the regulatory landscape, and changes in our business plan could have a material adverse effect on these estimates, and, as such, these costs are subject to change over time. You should not assume that the estimates disclosed under this subheading of this prospectus are accurate on any date subsequent to the date set forth on the front of this prospectus. You should also not assume that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Regulatory Framework of RiotX

As of the date of this prospectus, RiotX is licensed and/or approved in five states and has pending licenses in additional states. Management continues to work towards the long-term goal of obtaining regulatory approval of the RiotX exchange in all 50 U.S. states, with the exception of Hawaii and Wyoming which is subject to delays caused by regulatory review, market forces, and other factors which may be outside of the Company's control.

In furtherance of its plan to obtain regulatory compliance, the Company purchased 92.5% of Logical Brokerage, which is an introducing broker registered with the Commodities Futures Trading Commission and the National Futures Administration, in March of 2018. The Company subsequently obtained a Money Services Business License from FinCEN in May of 2018. The Company then obtained a Money Transmitter License from the State of Florida in June 2018. In October of 2018, Logical Brokerage and RiotX were approved for application in a consortium of 17 states for fast track approval for Money Transmitter Licenses. In December of 2018, RiotX obtained a Sellers-Issuers of Payment Instruments and Money Transmitter License from the State of Georgia. These additional licenses may permit the Company to explore additional exchange developments in the future, including a possible digital currencies futures exchange.

The Company plans to pursue additional money transmitter licenses in the United States for RiotX, as well as a New York State Bitlicense, which will license the RiotX exchange to engage in cryptocurrency business in New York.  The New York State Bitlicense is seen as a benchmark license in the cryptocurrency business, and has traditionally been difficult to obtain.  In the third and fourth quarter of 2018, however, New York State regulators have increased the number of New York State Bitlicenses issued, and have done so at a greater frequency than in previous quarters.  While management does not believe this bears any indication on its own application, management believes this movement indicates increasing action by New York State regulators to grant state licenses. The Company may not, however, ever succeed in obtaining a New York State Bitlicense for RiotX, and RiotX may therefore never obtain regulatory approval to conduct cryptocurrency business in New York.  This lack of regulatory approval in one of the largest and most economically important states in the United States could have a detrimental effect on the planned RiotX exchange, which may have a material negative impact on our business operations.

Business Risks Associated with RiotX

The Company has devoted significant resources to the development of the planned RiotX exchange and the Company may lose most or all of its investment if RiotX fails. If the Company faces significant delays in the deployment of RiotX, or if the development costs of RiotX become unbearable, the Company may have to reduce or even halt its efforts to develop and deploy RiotX. If the Company is unsuccessful in the deployment of RiotX, it may lose most or all of the capital it has invested into the exchange. Additionally, if RiotX is not adopted by users, it may never gain traction in the market and become viable long-term. These risks to the deployment and adoption of RiotX pose significant risks to the capital the Company has invested in RiotX and the Company may be unable to sustain significant short and long-term increases in the costs associated with RiotX.

Description of the Private Placement

On January 28, 2019, as reported by the Company on its current report on Form 8-K filed on February 1, 2019 (the "Financing 8-K"), the Company completed a private placement financing (the "Financing") with the selling stockholders for $3,000,000 in proceeds in exchange for issuing Senior Secured Convertible Promissory Notes (the "Notes"), which are convertible into shares of our common stock up to the aggregate principal balance of the Notes, $3,358,333, subject to certain beneficial ownership and anti-dilution restrictions as detailed in the Notes. Additionally, we are registering for resale 150,000 restricted shares of our common stock issued as an inducement (the "Inducement Shares") to the selling stockholders for entering into the Financing. In addition to the Notes and the Inducement Shares, we also issued warrants as additional consideration (the "Warrants") for the purchase of up to 1,908,144 shares of our common stock.  These Warrants are exercisable following the six (6) month anniversary of their issuance, for a period of five (5) years after the date of issuance, at an exercise price of $1.94 per share, for a maximum aggregate value of up to $3,701,799. Accordingly, due to the six (6) month delay in the exercise rights of the Warrant holders, the Notes and the Warrants are intended to constitute separate issuances under NASDAQ rules.

The Notes are convertible into shares of our common stock at any time after the effective date of the Notes, provided, however, that at no time will the Company be required to issue more than 2,752,360 Conversion Shares without breaching our obligations under NASDAQ rules.  The Notes are convertible into shares of our common stock at the lower of: (i) $2.00 per share or (ii) 80% of the lowest volume-weighted average price of the Company's shares during the 20 trading days prior to the conversion of the shares by the holders of the Notes.  In connection with the issuance of the Notes, each of the Investors entered into a Securities Purchase Agreement, a Security Agreement, a Warrant Agreement, and a Registration Rights Agreement in order to complete and secure the Transaction (the "Financing Agreements"). The Company further agreed not to effectuate a reverse split while the Notes are outstanding and will be liable for liquidated damages if it does pursue a reverse split.  This is in addition to any other rights the Investors hold.

The maturity date of the Notes is twelve months from the Effective Date. The Notes accrue interest at a rate of 8% per annum, with twelve months of interest guaranteed. The Notes may be prepaid in any amount, subject to the following prepayment penalties: (1) during the first thirty (30) days after the Effective Date, any amount prepaid will be subject to a 5% prepayment penalty; (2) during the next thirty (30) days thereafter, any amount prepaid will be subject to a 10% prepayment penalty; (3) during the next thirty (30) days thereafter, any amount prepaid will be subject to a 15% prepayment penalty; (4) during the next thirty (30) days thereafter, any amount prepaid will be subject to a 20% prepayment penalty; and (5) any amount prepaid after the 120th calendar day after the Effective Date will be subject to a 25% prepayment penalty. Under the Notes, the Company will be subject to certain penalties in the event of default, which could be substantial.

Pursuant to a Registration Rights Agreement between the Company and each of the selling stockholders (the "Registration Rights Agreements"), the Company has agreed, among other things, to file with the SEC a registration statement covering the shares of the Company's common stock issuable under the transaction documents on or before March 14, 2019 and to use its reasonable best efforts to cause such registration statement to become effective on or before April 29, 2019. Pursuant to which the Company has filed the registration statement to which this prospectus relates.

The foregoing description of the Financing Agreements are not complete and are qualified in their entirety by reference to the form of the Notes, Warrants the Securities Purchase Agreements, Security Agreements, and Registration Rights Agreements are filed as exhibits to the Company's previous current report on Form 8-K filed on February 1, 2019 and which are incorporated by reference herein.  The representations, warranties and covenants made in such agreements were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warrant or covenant to you. Moreover, such representations, warranties or covenants were made only as of the date of such agreements. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company's affairs.

THE OFFERING

This prospectus relates to the resale of shares of our common stock by the selling stockholders.  Upon effectiveness of the registration statement to which this prospectus relates, the selling stockholders will be able to: (i) sell shares of our common stock issuable to them upon the conversion of the Notes for a maximum aggregate value of up to $3,358,333.34; (ii) sell the 150,000 Inducement Shares; and (iii) sell the shares issuable upon the exercise of the Warrants for the purchase of up to 1,908,144 shares of our common stock at an exercise price of $1.94 per share.

The selling stockholders, their successors, transferees, pledgees, donees or successors, may offer to sell the shares being offered in the prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.  Our common stock is listed on the NASDAQ Capital Market under the symbol "RIOT."

We have agreed to register the offer and sale of the common stock in satisfaction of the Registration Rights Agreements we have granted to the selling stockholders. We will not receive any proceeds from the sale of the securities by the selling stockholders. Provided we have an effective registrations statement covering the shares issuable upon the exercise of the Warrants at the time they are exercised by the Selling stockholders, we will receive the exercise price of $1.94 per share upon the exercise of each of the Warrants issued pursuant to the Financing.  The Warrants are exercisable for shares of our common stock on a one-(1) for-one (1) basis, meaning that each Warrant may be exchanged for a single share of our common stock upon satisfaction of the exercise conditions of the Warrants.

RISK FACTORS

   Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2018, as amended, and each subsequently filed quarterly report on Form 10-Q, current reports on Form 8-K, and our other public filings with the SEC to date, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future.

   In addition to those risk factors incorporated by reference herein, the Company has identified the following uncertainties and risk factors which may affect our business:

The value of shares being registered is significant in relation to our trading volume.

Absent an effective registration statement, all of the shares being registered for sale on behalf of the selling stockholders are presently restricted securities bearing a restrictive legend informing all potential purchasers on the statutory restrictions on the resale of said securities.  The Company has filed this registration statement to register these restricted securities for sale on the public market by the selling stockholders and thereby remove the restrictive legends on such securities. These restricted securities, if sold on the public market all at once or at or about the same time after the removal of the restrictive legends, could depress the trading market price of shares of our common stock during the period the registration statement to which this prospectus relates remains effective by substantially increasing the volume of our common stock then trading on the public market.  This depression in the trading value of our shares could, in addition to the adverse effect on our present shareholders described above, could hinder our ability to raise capital by reducing the trading value of our shares. Any outstanding shares not sold by the selling stockholders pursuant to this prospectus will remain as restricted shares in the hands of the holders, except for those held by non-affiliates for a period of six (6) months pursuant to Rule 144 of the Securities Act.

Our Bylaws contain a forum selection clause which requires our stockholders to bring claims against us in the State of New York as the sole and exclusive forum for the resolution of their claims; our stockholders may be prejudiced by this forum selection clause.

The Company's choice of the state and federal courts located within the State of New York as the sole and exclusive forum for the resolution of claims brought by our stockholders under the forum selection clause contained in our Bylaws may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for such disputes and may discourage lawsuits with respect to such claims. The Company believes, however, that the choice of New York is beneficial to our stockholders and the Company, as the state and federal courts of New York have considerable experience and familiarity with stockholder derivative and other similar claims brought against corporations, which leads to greater consistency in the application of applicable law.  The Company's forum selection clause applies to civil claims and it is our intention that this forum selection clause apply to claims brought under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the fullest extent permitted by law.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe harbor provisions.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus and any prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to above, as well as the risk factors incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and particularly our forward-looking statements, by these cautionary statements.

RATIO OF EARNINGS TO FIXED CHARGES

The only securities offered under this registration statement are shares of our common stock; however, if we offer debt securities and/or preference equity securities under this prospectus, we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of earnings to combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders in this offering. The selling stockholders will receive all of the proceeds from this offering. If we have a then-effective registration statement for the shares issuable to the selling stockholders upon the exercise of the Warrants, we will however, receive the exercise price of the Warrants, $1.94 per share, upon their exercise by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares sold hereunder. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and our independent registered accountants.

DILUTION

Holders of shares of our common stock included as part of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their common stock from the public offering of our common stock. Dilution per share represents the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after giving effect to its offering. As a smaller reporting company, this risk of dilution is more substantial to our existing stockholders than for stockholders of larger companies. Accordingly, the Financing Agreements restrict the issuance of shares of our common stock in satisfaction of the conversionary rights under the Notes and the exercise of the Warrants to a number of shares not to exceed 19.99% of the then-outstanding shares of our common stock at the time of conversion or exercise (each an "Issuance"), respectively.  The effect of this anti-dilution provision in the Financing Agreements is to restrict either Issuance to less than 20% of our then-outstanding shares of common stock, whereby the immediate dilution of the net tangible book value of our investors' common stock is limited.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders on January 28, 2019. For additional information regarding the issuances of those shares and the relationship between the selling stockholders and the Company, please see “About Riot Blockchain – Description of Private Placement” above. We are registering the shares of common stock in order to permit the resale of the same by the selling stockholders from time to time.

According to the Financing Agreements, the beneficial ownership of our common stock for each of the selling stockholders, respectively, is capped at a maximum of 4.99% of the total outstanding shares of our common stock at a given time (the "Beneficial Ownership Cap"), which Beneficial Ownership Cap may be expanded to 9.99% of the outstanding shares of our common stock at a given time upon delivery of notice to the Company of a selling stockholder's election to raise its Beneficial Ownership Cap.

NASDAQ's "private placement" rule requires us to obtain the approval of our stockholders by majority vote on any issuance of common stock or securities convertible into common stock equal to or greater than 20% of our then-outstanding shares of common stock when such securities are issued at a price or with a conversion or exercise price below prevailing market rates on the date of grant.  Both the conversion price of the Notes and the exercise price of the Warrants were below market rates at the time of grant and are therefore subject to the NASDAQ private placement rules for each issuance.  Accordingly, both the Notes and the Warrants would each require stockholder approval if either the full conversion of the Notes or the full exercise of the Warrants would result in an issuance of more than 19.99% of our then-outstanding common stock. However, the six (6) month delay in the exercise of the Warrants separates the issuance of the shares upon conversion of the Notes and the issuance of the shares upon exercise of the Warrant into separate issuances under NASDAQ's rules.  As a result, the NASDAQ private placement 20% threshold applies separately for (i) the conversion of the Notes and (ii) for the exercise of the Warrants, as the shares issuable upon conversion of the Notes and the shares issuable upon exercise of the Warrants each constitutes a separate issuance according to NASDAQ rules.

According to the Financing Agreements, the aggregate conversion of the Notes to shares of our common stock is capped at 19.99% of the then outstanding shares of our common stock, which is 2,752,360 shares.  Accordingly, in the event the full conversion of the Notes would result in the issuance of shares of our common stock in an amount exceeding 2,752,360 shares, such issuance would be barred by the Financing Agreements.  The Warrants would be independently subject to the their own 19.99% NASDAQ test on the issuance of shares of common stock upon their exercise.

Notwithstanding the foregoing, for purposes of this table, we have assumed that, after completion of this offering, none of the shares issuable upon conversion of the Notes or exercise of the Warrants would be barred by the Financing Agreements or would otherwise require stockholder approval and that the selling stockholders will not elect to hold any of the shares so issued.

The following tables set forth, to our knowledge, information about the selling stockholders as of the date of filing of this prospectus:

•	the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by the selling stockholders;
•
the number of shares of common stock beneficially owned by the selling stockholders as of April 22, 2019, assuming: the conversion of the Notes held by each selling stockholder on that date prior to the sale of the shares covered by this prospectus;

•
the number of shares that may be offered by the selling stockholders pursuant to this prospectus, including each selling stockholder's share of the 150,000 Inducement Shares issued to them by the Company;

•	the number of shares to be beneficially owned by the selling stockholders and their affiliates following the sale of any shares covered by this prospectus; and
•	the percentage of our issued and outstanding common stock to be beneficially owned by the selling stockholders and their affiliates following the sale of all shares covered by this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution" below.

Selling Stockholders*	Shares Beneficially Owned Before Offering (1)		Total Shares Offered By Selling Stockholder		Shares Beneficially Owned After Offering (1) (2)	Percentage of Beneficial Ownership After Offering (1) (2)
Oasis Capital, LLC	736,664	(3)	2,412,354	(6)	0	0
Harbor Gates Capital, LLC	736,664	(4)	1,589,092	(7)	0	0
SG3 Capital, LLC	493,401	(5)	809,058	(8)	0	0

(1)
Beneficial ownership is determined in accordance with SEC rules, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)	Based on 14,762,809 shares outstanding as of April 22, 2019 and assuming sales of all shares offered under this prospectus by the selling stockholders.
(3)
Oasis Capital was previously issued 75,000 inducement shares. It is entitled to up to 1,376,180 shares issuable upon the conversion of a Senior Secured Promissory Note and 961,174 shares issuable upon the exercise of Warrants.  The Warrants are not exercisable within 60 days of the date hereof, and are therefore not included in the selling stockholder's shares beneficially owned before offering.  Provisions in the Note and the warrant agreement limit conversions and exercises that would exceed 4.99% of the total outstanding shares of our Common Stock, which as of April 22, 2019 was 14,762,809 shares. Therefore, Oasis Capital shall be considered the beneficial owner of only 736,664 shares before the offering of the shares hereby.

(4)
Harbor Gates Capital was previously issued 50,000 Inducement Shares. It is entitled to up to 907,779 shares issuable upon the conversion of a Senior Secured Promissory Note and 631,313 shares issuable upon the exercise of Warrants. The Warrants are not exercisable within 60 days of the date hereof, and are therefore not included in the selling stockholder's shares beneficially owned before offering.  Provisions in the Note and the warrant agreement limit conversions and exercises that would exceed 4.99% of the total outstanding shares of our common stock, which as of April 22, 2019 was 14,762,809 shares. Therefore, Harbor Gates Capital shall be considered the beneficial owner of only 736,664 shares before the offering of the shares hereby.

(5)
SG3 Capital was previously issued 25,000 Inducement Shares It is entitled to up to 468,401 shares issuable upon the conversion of a Senior Secured Promissory Note and 315,657 shares issuable upon the exercise of Warrants.  The Warrants are not exercisable within 60 days of the date hereof, and are therefore not included in the table.

(6)	Includes 961,174 shares issuable upon the exercise of Warrants held by the selling stockholder, which Warrants may not be exercised within 60 days of the date hereof.
(7)	Includes 631,313 shares issuable upon the exercise of Warrants held by the selling stockholder, which Warrants may not be exercised within 60 days of the date hereof.
(8)	Includes 315,657 shares issuable upon the exercise of Warrants held by the selling stockholder, which Warrants may not be exercised within 60 days of the date hereof.

*None of the selling stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years. Unless otherwise indicated above, to our knowledge, all persons named in the tables have sole voting and investment power with respect to their shares of or common stock, except to the extent authority is shared under applicable law. Unless otherwise indicated above, to our knowledge, no persons named in the table are a broker-dealer or affiliated with any broker-dealer.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 170,000,000 shares of common stock, at no par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a third of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up of the Company, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., Denver, Colorado.

Listing

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “RIOT.”

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees, and successors in interest may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market, or any other then-applicable market, stock exchange, or other trading facility on which the securities are traded, or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices according to the discretion of each of the selling stockholders, individually.

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution for the shares being offered by this prospectus. The selling stockholders may choose not to sell any of those shares. Those shares may, from time to time, be offered for sale by the selling stockholders, or by their permitted pledgees, donees, transferees, assignees, or other successors in interest, either directly or by such selling stockholder or other person, or through underwriters, dealers or agents.

The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provision of the Exchange Act, and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to the sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engages in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five (5) business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

A selling stockholder may use any one or more of the following methods when selling shares:

●	Ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	Block trades in which a broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	An exchange distribution in accordance with the rules of the applicable exchange;
●	Privately negotiated transactions;
●	Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	Through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	A combination of such methods; or
●	Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if an applicable exception is available to them, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit made on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our stock.

If the selling stockholders are deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker actin in connection with the proposed resale of our common stock by the selling stockholders.

We agreed to keep this prospectus effective until all of the shares issued or issuable to the selling stockholders pursuant to the Financing Agreements have been sold by the selling stockholders under this prospectus, pursuant to Rule 144 of the Securities Act, or pursuant any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In additional, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares of our common stock registered hereunder for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of the purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 of the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus have been passed upon for us by Dickinson Wright PLLC, Reno, Nevada. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

EXPERTS

The consolidated balance sheet as of December 31, 2018 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended, and the effectiveness of Riot Blockchain, Inc. and Subsidiaries' internal controls over financial reporting as of December 31, 2018, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.  Marcum LLP's report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

The consolidated balance sheet of Riot Blockchain, Inc. (formerly: Bioptix, Inc.) as of December 31, 2017, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, have been audited by MNP LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on our website, https://ir.riotblockchain.com/under the heading “Investors.” The information on this website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:
●	Annual Report on Form 10-K for the year ended December 31, 2018 filed under Rule 12b-25 extension on April 2, 2019, as amended by our annual report on Form 10-K/A filed on April 23, 2019;

●
Annual Report on Form 10-K for the year ended December 31, 2017 filed on April 17, 2018 as amended by our annual report on Form 10-K/A filed on April 30, 2018 and our annual report on Form 10-K/A filed on June 29, 2018;

●	Definitive Proxy Statement and definitive additional materials on Schedule 14A filed on March 26, 2018, April 2, 2018, May 8, 2018, May 14, 2018, and June 8, 2018; and

●
Current Reports on Form 8-K or Form 8-K/A (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on February 1, 2019, February 11, 2019; February 22, 2019, March 20, 2019, and April 4, 2019.

●
The description of our common stock contained in the registration statement on Form 8-A filed with the SEC on October 27, 2007 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement, or (ii) from the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, and any amendments thereto, such as Annual Reports on Form 10-K and 10-K/A, Quarterly Reports on Form 10-Q and 10-Q/A and Current Reports on Form 8-K and 8-K/A, as well as proxy statements.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address:

Riot Blockchain, Inc.
202 6th Street, Suite 401
Castle Rock, CO 80104
(303) 794-2000

PROSPECTUS

RIOT BLOCKCHAIN, INC.

4,810,504 Shares of Common Stock

___________, 2019

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee	$3,015
Printing and engraving expenses	3,000
Legal fees and expenses	30,000
Accounting fees and expenses	15,000
Transfer agent and registrar’s fees and expenses	1,000
Miscellaneous expenses	700

Total	$52,715

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under Nevada Revised Statutes Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation provide that our officers and directors shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding related to their service as an officer or director. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. We must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire.

Our Articles of Incorporation provide that we may adopt bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may purchase and maintain insurance on behalf of any of officers and directors. The indemnification provided in our Articles of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Our Bylaws provide that a director or officer shall have no personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

Item 16. Exhibits.

Exhibit
Number	Description of Document

4.1	Articles of Incorporation filed September 20, 2017 (Incorporated by reference from the Registrant's Current Report on Form 8-K, filed September 25, 2017)
4.2	Bylaws, effective September 20, 2017 (Incorporated by reference from the Registrant's Current Report on Form 8-K, filed September 25, 2017)
4.3	Amendment to Bylaws (incorporated by reference to 8-K filed March 12, 2018)
4.4	Form of Certificate of Designation.*
4.5	Form of Senior Secured Promissory Note†
4.6	Form of Warrant Agreement†
5.1	Opinion of Dickinson Wright PLLC
10.01	Form of Securities Purchase Agreement†
10.02	Form of Security Agreement†
10.03	Form of Registration Rights Agreement†
23.1	Consent of Marcum LLP
23.2	Consent of MNP LLP
23.3	Consent of Dickinson Wright PLLC (contained in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement).

*To be filed with applicable prospectus supplement
†Previously filed by Current Report on Form 8-K filed by the Company on February 01, 2019.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-3/A and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock, State of Colorado on the 23rd day of April, 2019.

/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal
Chief Executive Officer (Principal Executive Officer)

/s/ Robby Chang
Robby Chang
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Jeffrey G. McGonegal and Robby Chang, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey G. McGonegal	Chief Executive Officer	April 23, 2019
Jeffrey G. McGonegal	(Principal Executive Officer)

/s/ Robby Chang	Chief Financial Officer	April 23, 2019
Robby Chang	(Principal Financial and Accounting Officer)

/s/ Remo Mancini	Director; Chairman	April 23, 2019
Remo Mancini

/s/ Benjamin Yi	Director	April 23, 2019
Benjamin Yi

/s/ Jason Les	Director	April 23, 2019
Jason Les

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